Exhibit 99.1

For more information:
Ron Barden, CFO
Intersections Inc.
703.488.6810
IR@intersections.com

Intersections Inc. Reports Preliminary Second Quarter 2018 Results; Provides Refinancing Update; Delays Filing of Second Quarter Form 10-Q; Announces Second Quarter Business Update Conference Call

CHANTILLY, VA – August 16, 2018 – Intersections Inc. (NASDAQ: INTX) today announced preliminary financial results for the quarter ended June 30, 2018 and provided a refinancing update.  The Company expects to report:

•	Revenue of $39 million for the second quarter and $78 million for the six months ended June 30, 2018.

•	$(597) thousand consolidated loss from continuing operations before income taxes for the second quarter compared to $(7.8) million loss in the second quarter of 2017.

•	$674 thousand consolidated income from continuing operations before income taxes for the six months ended June 30, 2018 compared to $(12.0) million loss for the six months ended June 30, 2017.

•	$2.9 million adjusted EBITDA for the second quarter 2018 compared to $(736) thousand adjusted EBITDA loss for the second quarter 2017.

•	$6.2 million adjusted EBITDA for the six months ended June 30, 2018 compared to $(1.7) million adjusted EBITDA loss for the six months ended June 30, 2017.

•	$2.4 million cash provided by continuing operations for the six months ended June 30, 2018 compared to cash used in continuing operations of $(1.9) for the six months ended June 30, 2017.

Liquidity and Refinancing Update

The Company entered into the fourth amendment of its credit agreement on June 8, 2018, which set forth required monthly principal payments beginning June 30, 2018 and shortened the maturity date of the secured indebtedness (the “Secured Debt”) to December 31, 2018.  On June 27, 2018, the Company borrowed from certain existing stockholders an aggregate amount of $3.0 million, the proceeds of which were used to prepay a portion of the principal of the Secured Debt. As of June 30, 2018, the Company had a cash balance of $7.7 million and a total outstanding principal balance of $20.5 million under its existing credit agreement and promissory notes.  The Company was in compliance with the financial covenants in the credit agreement for the period ended June 30, 2018 and is not aware of non-compliance with any of the provisions of the credit agreement that would require a waiver from its current lender.  The Company, with assistance from its financial advisors, is currently evaluating options which include equity and/or debt financings that we believe will be sufficient to fully repay the Secured Debt.  Other objectives of such a financing include providing additional working capital to support the Company’s expected growth.

The consummation and actual terms of any refinancing transaction are subject to a number of factors, including without limitation, market conditions, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the Company will be able to consummate the refinancing transaction on favorable terms or at all.

Quarterly Report on Form 10-Q for Second Quarter 2018

The outcome of the evaluation of financing options will impact the Company’s financial statements and discussion of its liquidity and capital resources in its Quarterly Report on Form 10-Q for its second quarter of 2018.  Because more time is required to evaluate these options and finalize the financial statements and related disclosures that will be included in the Form 10-Q, on August 15, 2018, the Company filed a Notice of Late Filing on Form 12b-25 with regards to its Form 10-Q for the second quarter of 2018.  The Company anticipates filing its second quarter Form 10-Q with the SEC on August 20, 2018.

Second Quarter 2018 Business Update Conference Call:

The Company will hold a conference call to provide a second quarter 2018 business update on Tuesday, August 21, 2018 at 4:30 p.m. Eastern Time.

Interested parties can access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com. The live call can be accessed by dialing the toll-free numbers below. Those who wish to participate in the Q&A session must dial in.

WHAT:	Intersections Inc. Second Quarter 2018 Conference Call

WHEN:	August 21, 2018
4:30 p.m. Eastern Time

HOW:	Dial in: 888-771-4384
International: 847-585-4409
For a current list of alternate local and International Freephone telephone numbers, please click here.

To pre-register for the conference and receive a Participant Pass code, please click here.

The replay of the webcast will be available August 21, 2018 at 7:00 p.m. (Eastern Time) through August 28, 2018 at 11:59 PM (Eastern Time). The dial-in for the replay is 888-843-7419 or 630-652-3042 with the replay access code of 6821828#.

Non-GAAP Financial Measures:

“Adjusted EBITDA (loss)” represents consolidated income (loss) from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense.

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Our preliminary financial information represents a preliminary estimate of the results we expect to report.  Our actual results may differ materially from these estimates due to completion of financial closing procedures, final adjustments and other developments that may arise between now and the filing of our second quarter 2018 Form 10-Q.

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including our ability to consummate a refinancing transaction; our ability to maintain sufficient liquidity and produce sufficient cash flow to pay our debt service obligations and fund our business and growth strategy; our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing; the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; and our failure to protect private data due to a security breach or other unauthorized access. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative software solutions to help consumers and businesses manage the potential risks associated with the proliferation of their data in the virtual world. Under its IDENTITY GUARD® brand, the company utilizes advanced data-enabled technologies, including artificial intelligence, to help monitor, manage and protect sensitive information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
OTHER DATA, continued
 (unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The tables below include financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. Adjusted EBITDA (as defined below) is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the Company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use Adjusted EBITDA to evaluate the operating performance of the Company. In addition, consolidated Adjusted EBITDA, as defined in our Credit Agreement with PEAK6 Investments, L.P., as amended, is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
 (unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following tables reconcile consolidated income (loss) from continuing operations before income taxes to Adjusted EBITDA for the previous six quarters through June 30, 2018. The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
 (in thousands, unaudited)

Preliminary Consolidated Adjusted EBITDA (as recast and revised):

	2018 Quarter Ended		2017 Quarter Ended
	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated (loss) income from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated (loss) income from continuing operations before income taxes (1)	$(597)	$1,271	$1,270	$(2,960)	$(7,765)	$(4,249)
Non-cash share based compensation (1)	1,015	4	1,948	1,809	3,676	1,096
Impairment of goodwill, intangibles and other assets	—	—	—	—	(86)	86
(Gain) loss on sales of Captira Analytical and Habits at Work	—	—	—	—	(24)	130
Loss on extinguishment of debt	—	—	—	—	1,525	—
Benefit from change in vacation policy	—	—	(1,113)	—	—	—
Depreciation and amortization	1,613	1,502	1,548	1,407	1,335	1,346
Interest expense, net	823	531	332	701	603	592
Consolidated Adjusted EBITDA	$2,854	$3,308	$3,985	$957	$(736)	$(999)

	Six Months Ended June 30,
	2018	2017
Reconciliation from consolidated income (loss) from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated income (loss) from continuing operations before income taxes	$674	$(12,014)
Non-cash share based compensation	1,019	4,772
Loss on sales of Captira Analytical and Habits at Work	—	106
Loss on extinguishment of debt	—	1,525
Benefit from change in vacation policy	—	—
Depreciation and amortization	3,115	2,681
Interest expense, net	1,354	1,195
Consolidated Adjusted EBITDA	$6,162	$(1,735)
Consolidated Revenue from Continuing Operations	$77,698	$80,384
Consolidated Adjusted EBITDA % of Revenue	7.9%	(2.2)%

Note (1): The results of operations for the year ended December 31, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.